EXHIBIT 10.5
                           INCENTIVE STOCK OPTION PLAN
                                       FOR
                                  EASYWEB, INC.

    APPROVED BY THE BOARD OF DIRECTORS AND SHAREHOLDERS AS OF MARCH 11, 1999

                                    ARTICLE I

                                     GENERAL

     This Incentive Stock Option Plan (hereafter the "Plan") of EASYWEB, INC. (the "Company") for executive and other employees of the Company is intended to advance the Company by providing an incentive for those persons to increase its value.

     Options issued under this Plan are intended to qualify for the tax benefited treatment available under Section 422A of the Internal Revenue Code of 1986. Such tax benefits will available to Optionees who sell the Common Shares purchased on exercise of Options, when the sale occurs two years after the Option was granted and one year after it was exercised. A disposition before expiration of that holding period will be a "disqualifying disposition" and result in recognition of some or all of the taxable income which was avoided on the date the Option originally was exercised. See Article XII. Optionees should consult their personal tax advisors on the future income tax consequences of selling or otherwise disposing of the Common Shares bought on the exercise of Options.

     This Plan also may be used to issue options to persons who are not employees of the Company, but such options will not be "qualified" options under the United States Internal Revenue Code of 1986.

     Unless registered with the Securities and Exchange Commission on Form S-8, the Options and the Common Shares issuable on exercise of Options are restricted securities under rule 144 of the United States Securities and Exchange Commission, pursuant to the Securities Act of 1933 and state securities laws. Options and Common Shares shall be granted and issued in accordance with the information delivery requirements of the securities laws.


                                   ARTICLE II

                                   DEFINITIONS

     Definitions of certain terms in this Plan:

     a. "Board" shall mean the Company's Board of Directors.

     b. "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

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     c. "Committee" shall mean the Compensation Committee, or such other committee of the Board designated by the Board to administer the Plan. Until the Board designates a committee, this Plan shall be administered by the Board. At least two persons shall serve on the Committee, whose members shall be appointed by the Board. Board members may serve on the Committee. No member of the Committee or of the Board shall vote on issuance of an Incentive Stock Option to himself or herself. Pursuant to the Colorado Business Corporation Act, only the Board may authorize the issuance of Options and the issuance of Common Shares on exercise of Options. Therefore, the Committee, if designated, shall have the authority to administer all other aspects of this Plan, but with respect to the issuance of Options and the issuance of Common Shares on exercise of Options, the Committee shall be limited to making recommendations to the Board.

     d. "Common Shares" shall mean shares of the Company's Common Stock, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

     e. "Company" shall mean EASYWEB, INC., a Colorado corporation, and any parent or subsidiary corporation as defined in Sections 425(e) and (f) of the Code.

     f. "Fair Market Value" shall mean, with respect to when a stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares as reported in any trading market where the Company then is listed, or if there were no trading transactions in the Common Shares on that day, then the last preceding day on which transactions took place.

     Even if the Common Shares are not traded in any public market, Fair Market Value may be established by reference to sales of Common Shares by the Company, or to sales by shareholders of Common Shares held by them (which transaction may be the sale of the Company to another party, or isolated sales to different parties), or to sales by third parties of outstanding Common Shares which had been owned by shareholders of record (for example, sales by a trustee in bankruptcy or by a secured creditor or by order of court in domestic relations or probate proceedings).

     Further, in evaluating Fair Market Value, there shall be taken into account other factors including earnings since the last time Common Shares were sold, new products and newly recruited personnel or independent contractors, the net worth of the Company, and its prospective earning power and capacity to pay dividends, the economic and regulatory outlooks for the Company's business, the values of companies in the same business sector, and other factors.

     g. "Incentive Stock Option" or "ISO" or "Option" shall mean a stock option issued under the Plan which is intended to meet the terms of Code Section 422A for qualified incentive stock options.

     h. "Optionee" or "Option holder" shall mean the person to whom has been granted an Incentive Stock Option. All persons regularly employed by the Company or its subsidiaries on a full-time salaried basis are eligible to be Optionees.

     i. "Stock Option Agreement" shall mean the agreement between the Company

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and the Optionee under which the Optionee may purchase Common Shares.

     j. "Ten Percent Shareholder" shall mean an employee who owns ten percent or more of the Common Shares as such amount is calculated under Code Section 422A(b)(6). Attribution rules under Code Section 425(d) are applicable to determine whether the ten percent ownership rule is satisfied.

     k. "Vesting" and "vested" shall mean the time(s) when options are exercisable.

                                   ARTICLE III

                                 ADMINISTRATION

     3.1 The Committee (or the Board, until a Committee is designated) shall administer the Plan, but the Committee shall not issue Options or Common Shares on exercise of Options.

     3.2 The determination of those eligible to receive Incentive Stock Options, and the amount and terms and conditions of Options shall rest in the sole discretion of the Board.

     3.3 The Committee may recommend to the Board that it cancel any Incentive Stock Options if an Optionee conducts herself or himself in a manner which the Board in good faith determines to be not in the best interests of the Company, as set forth in Section 10.7.

     3.4 The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any granted Incentive Stock Option, as necessary to carry it into effect.

     3.5 Any recommendation or decision made, or action taken, by the Committee in good faith and arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

     3.6 Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. Notice of meetings shall be made in the same manner as required for Board meetings under the Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the signed affirmative vote, taken without an actual meeting, of all members. All proceedings of the Committee shall be evidenced by complete and detailed minutes, signed by the Committee members.

     3.7 No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on her or his own part, including, but not limited to, the exercise of any power or discretion given under the Plan, except those resulting from bad faith, gross negligence, or willful misconduct.

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     3.8 The Plan shall always be administered in such a manner as to permit the
Options to qualify as "incentive stock options" under Section 422A of the Code.

     3.9 Management of the Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their duties and performance, and current information on death, retirement, and disability or other termination of employment of Optionees, and such other information as the Committee may require. The Company shall provide the Committee with administrative assistance as necessary.


                                   ARTICLE IV

                        NUMBER OF RESERVED COMMON SHARES

     4.1 RESERVED COMMON SHARES. The total number of Common Shares of the Company available for issuance under the Plan shall be 175,000. The reserved shares may be either authorized but unissued, or previously issued and subsequently reacquired. However, when the exercise price for an Option granted under this Plan is paid in an "immaculate" or "cashless" exercise with previously outstanding shares or with the shares underlying the Option which is being exercised, the total number of Common Shares for which Options granted under this Plan may thereafter be exercised shall be irrevocably reduced by the total number of Common Shares for which such Option is thus exercised without regard to the number of shares received or retained by the Company in connection with that exercise.

     4.2 SHARES UNDER EXPIRED OR TERMINATED OPTIONS. If an Option expires or is terminated for any reason without having been exercised in full, the unpurchased Common Shares shall be available for future grants of Options.


                                    ARTICLE V

                       ELIGIBILITY, VESTING AND ALLOCATION

     5.1 ELIGIBILITY. Qualified Incentive Stock Options may be granted to officers and employees of the Company, as recommended by the Committee and authorized by the Board.


     5.2 VESTING. Subject to Section 6.8, Incentive Stock Options generally shall be exercisable at the time and in the amounts established by the Board.

                                   ARTICLE VI

                              TERMS AND CONDITIONS

     6.1 Form of Option Agreement. All Incentive Stock Options shall be evidenced by agreements in the form of Attachment A to this Plan, or in such

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other form as may be duly approved pursuant to this Plan. Any such other form shall be subject to applicable provisions of the Plan, and such other provisions as the Board may adopt, but always shall include the provisions set forth in Sections 6.2 through 6.10.

     6.2 PRICE. The option price per share for Qualified Incentive Stock Options shall be equal to or more than 100% of the Fair Market Value of a Common Share on the grant date. The price at which shares may be purchased on exercise of an Incentive Stock Option by a Ten Percent Shareholder shall be not less than 110 percent of the Fair Market Value on the grant date.

     6.3 TIME OF GRANT. All Incentive Stock Options must be granted within 10 years from the date this Plan is adopted by the Board.

     6.4 TIME OF EXERCISE. No Incentive Stock Option granted to any Ten Percent Shareholder shall be exercisable for more than five years.

     If an Incentive Stock Option vests over time, the rights to exercise shall cumulate until expiration. Vesting provisions shall be stated in the Option Agreement.

     6.5 EXERCISE. An Incentive Stock Option shall be exercised by delivery of
(a) a written notice of exercise (in the form of Attachment B hereto) to the Company specifying the number of Common Shares to be purchased, and (b) payment of the exercise price as set forth in Section 6.6. Not less than 1000 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase. Until the Common Shares represented by an exercised option are issued to an Optionee, she or he shall have none of the rights of a shareholder. When an Option has been duly exercised, the Company shall issue a restricted certificate for the Common Shares purchased, which Common Shares shall be duly issued as fully paid and nonassessable shares. In the event of partial exercise of an Option, no new Option for the exercised balance need be issued.

     6.6 METHOD OF PAYMENT. In general, the purchase price for an Incentive Stock Option or portion thereof may be paid in the methods stated below, or by such other method as may be permitted by law.

          a. In United States dollars by cashier's check, certified check, bank draft, or money order payable to order of the Company in an amount equal to the option price; or

          b. In an "immaculate" or "cashless" manner which would allow the Optionee to keep the number of Common Shares "in the money," i.e., if the Fair Market Value of the Common Shares exceeds the purchase price under the Option, as follows: The Optionee may use some of the Common Shares as to which the Option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificates, but shall include a statement (i) specifying the number of Common Shares to be purchased; (ii) directing the Company to keep that number of Common Shares underlying the Option which equals
(x) the aggregate purchase price of the Common Shares to be purchased, divided by (y) Fair Market Value on the date the notice of exercise is received by the Company; and (iii) directing the Company to issue a certificate for the number of Common Shares which equals (i) minus (ii).

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          If the Company is required to withhold from the Option holder for any tax imposed because of this "immaculate" or "cashless" exercise method, then the stock surrendered or retained shall include an additional number of shares whose Fair Market Value equals the amount required to be withheld.

     6.7 RESTRICTIONS ON TRANSFERABILITY OF OPTIONS. Except by will or the laws of descent and distribution, no right or interest in any Incentive Stock Option shall be assignable or transferable. Incentive Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee, except as provided by Section 6.8(c) below.

     6.8 TERMINATION OF EMPLOYMENT, DISABILITY, OR DEATH OF OPTIONEE. If an Optionee shall cease to be employed by the Company, die, or become permanently or totally disabled (within the meaning of Section 22(e)(3) of the Code) while he or she is holding Options, each Option shall expire as follows:

          a. If the Optionee's termination of employment occurs for any reason during the first 12 months after grant of the Option, the Optionee's right to exercise shall terminate; provided, however, that if during the same period the Optionee shall (i) retire pursuant to Company-approved retirement policies then in effect or (ii) become permanently and totally disabled (within the meaning of Section 105(b)(4) of the Code), the Option shall become exercisable in full on the date of such retirement or disability and remain exercisable for three months.

          b. If the Optionee's employment is terminated by the Company for any reason, except death, more than 12 months after grant of the Option, the Optionee shall have the right to exercise the Option for 30 days after termination to the extent that it was exercisable on the date of termination. However, if the Optionee voluntarily leaves the employment of the Company, all unexercised Options shall terminate immediately and no longer be exercisable.


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          c. If the Optionee shall die while employed by the Company or within three months after termination of employment, the personal representative or administrator of the Optionee's estate or the person(s) to whom the Option was validly transferred by personal representative or administrator, shall have the right to exercise the Option for up to three years after the death of the Optionee, to the extent the Option (i) was exercisable on the date of death and
(ii) was not exercised.

     No transfer of an Incentive Stock Option by the will of an Optionee, or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish validity of the transfer.

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     6.9 LEAVES OF ABSENCE. For purposes of the Plan, it shall not be considered a termination of employment when an Optionee is placed by the Company on military or sick leave or other type of leave of absence considered as continuing intact the employment relationship. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals 90 days or the date when the Optionee's right to reemployment with the Company shall no longer be guaranteed by statute or contract.

     6.10 ANNUAL $100,000 LIMIT FOR EACH OPTIONEE. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Shares with respect to which an Incentive Stock Option is exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000. Options in excess of the annual limit will be "nonqualified stock options" but otherwise will be exercisable and subject to all terms and provisions of this Plan. For example, if Options to buy 50,000 Common Shares are granted, and if the Fair Market Value of the Common Shares is $2.00 or less on grant date, then all of the Options will be considered Incentive Stock Options when the Options are exercised, provided the Fair Market Value on exercise date is $2.00 or less. But if under the example, Fair Market Value is $3.00 at the time of exercise, Incentive Stock Option treatment under the Code would be limited to 33,333 Common Shares, and the remainder would not qualify for such treatment

                                   ARTICLE VII

                    ADJUSTMENTS AND CORPORATE REORGANIZATIONS

     7.1 ADJUSTMENTS. If the outstanding shares of Common Stock of the Company are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, then appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan thereafter may be exercised. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options.

     In connection with any reorganization, recapitalization, spin-off or other transaction in which the outstanding shares of Common Stock of the Company (or other class of stock of the Company then covered by this Plan) are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, stock of the Company's issue, an outstanding Option may under this Section 7.1 be adjusted to become exercisable for either: (a) the property (including cash), rights and/or securities receivable in that transaction by a holder of the number and kind of outstanding shares of Common Stock (or securities of another class of stock of the Company then covered by this Plan) subject to the Option immediately prior to the transaction; or (b) stock of the Company or of a successor employer corporation, or a parent or subsidiary thereof, provided that (i) such adjustment may preserve but may not increase any amount by which the Fair Market Value of the stock subject to the Option exceeds the Option exercise price (comparing such excess immediately before and

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immediately after the transaction); and (ii) such adjustment may preserve but may not reduce the ratio of the Option exercise price to the Fair Market value of the stock subject to the Option, comparing such ratio immediately before and immediately after the transaction.

     7.2 ANTI-DILUTION PROVISIONS (ADJUSTMENT TO EXERCISE PRICE OF OPTIONS). If the Company should at any time (after Options have been granted under this Plan) issue or sell any Common Shares for a consideration per share less than the exercise price of Options which then are outstanding, then upon such issue or sale, the exercise price for the outstanding Options shall be automatically adjusted to a price determined by dividing (i) the sum of (x) the number of Common Shares outstanding immediately prior to the time of such issue or sale, multiplied by the Option exercise price then in effect prior to the issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of Common Shares outstanding immediately after such issue or sale. The issuance of Common Shares in transactions covered by Sections 7.1 and 7.3 shall not result in the application of the anti-dilution provisions of this Section 7.2.

          For purposes of making the calculation under this Section 7.2, the following provisions shall apply:

          a. WARRANTS AND CONVERTIBLE SECURITIES - WHEN COMMON SHARES DEEMED OUTSTANDING. If there are outstanding Options, and if the Company then grants any right to subscribe for or purchase, or any warrant to purchase Common Shares, or for the purchase of any preferred stock or other securities convertible into or exchangeable for Common Shares (the "Convertible Securities"), and if the minimum price per share for which Common Shares are issuable pursuant to such rights or warrants or for the Convertible Securities shall be less than the Option exercise price in effect immediately before such rights or warrants or Convertible Securities were issued by the Company, then the total maximum number of Common Shares issuable under such rights or warrants or for the Convertible Securities shall be deemed outstanding, and be deemed to have been issued for a price per share equal to all consideration received or receivable for their initial issue and their exercise or conversion.

          However, if the exercise price of Options is adjusted once under
Section 7.2 by application of subsection 7.2(a), no further adjustment shall be required for the actual issuance of Common Shares unless they are issued for a per share price which is different from the price used in the initial calculation. Further, if rights, warrants or Convertible Securities expire after a Section 7.2 calculation has been made and the exercise price of Options has been adjusted, then another calculation shall be made to take away the impact of the Common Shares which were deemed to be outstanding under the unexercised rights or warrants or unconverted or unexchanged Convertible Securities. This other calculation shall adjust back the exercise price of the Options to the extent required to reflect the non-issue of Common Shares under the unexercised rights or warrants or unconverted or unexchanged Convertible Securities.

          If there are Options outstanding with different exercise prices, the anti-dilution calculation shall be made for each class of Options, which are affected by the transaction.

          b. OFFICER'S CERTIFICATE. Whenever the exercise price of Options shall be adjusted under Section 7.2, the Company promptly shall prepare and file with

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the Secretary of the Company (and with any transfer agent for the Company) an
Officer's Certificate showing the adjusted exercise price(s) and supporting calculations. A copy of each Officer's Certificate shall be delivered promptly to each Optionee.

     7.3 CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding shares of Common Stock are changed into or exchanged for property (including cash), rights or securities not of the Company's issue, or any combination thereof, or upon a sale of all or substantially all of the property of the Company to, or the acquisition of stock representing more than 80% of the voting stock of the Company then outstanding by, another corporation or person, this Plan shall terminate, and all Options which had been granted shall terminate (subject to the rights of the next paragraph), unless provision is made in writing, in connection with such transaction, for the continuing of the Plan and/or for the assumption of Options which had been granted, or the substitution for such Options of new options covering the stock of a successor employing corporation, or a parent or a subsidiary thereof, with appropriate adjustments in accordance with this Plan as to the number and kind of shares optioned and their exercise prices, in which event this Plan and Options which had been granted under this Plan shall be continued in the manner and under the new terms provided. The stock option agreement for the new Options may also provide for the acceleration of otherwise nonexercisable parts of the Option (a) if the Option shall terminate under the preceding sentence, which acceleration would become effective immediately before the closing of the transaction which will cause the termination of the Option, and/or (b) upon other specified events or occurrences, such as involuntary terminations of the Option holder's employment following certain changes in the control of the Company.

          If the Option shall terminate pursuant to the preceding paragraph of this Section 7.3, then the Option holder or other person then entitled to exercise this Option shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised part of the Option, including the portions which would (but for this Section 7.3) not yet be exercisable or "vested." No corporate reorganization event shall cut off or diminish the rights of Optionees, but they shall be afforded the opportunity to participate as if they owned Common Shares acquired on exercise of Options as of the date the corporate reorganization event is consummated.

     7.4 NOTICES TO OPTIONEES. If (i) the Company is to pay any dividend or make any distribution on the Common Shares, or if the Company shall offer to holders of Common Shares the rights to subscribe for or buy any shares of stock of any class or any other rights; or (ii) the Company is to participate in any way in a capital reorganization, reclassification of capital stock, consolidation or merger with another corporation, or sell, lease or transfer all or most of its property to another entity or person, or dissolve or liquidate, then the Company shall deliver notice of the proposed event to the Optionees at least 10 days prior to the actual event (or the date of a record date for dividends or rights to subscribe or buy).


                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

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     8.1 The Board, without further approval of the shareholders, and at any time and from time to time, may suspend or terminate the Plan in whole or in part or amend it in such respects as the Board deems appropriate and in the best interest of the Company; provided, however, that no such amendment shall be made which would, without approval of the shareholders:

          a. Materially modify the eligibility requirements for receiving
Options;

          b. Increase the total number of Common Shares, which may be issued pursuant to Options, except in accordance with Article VII;

          c. Reduce the minimum exercise price per Common Share, except in accordance with Article VII;

          d. Extend the period of granting Options; or

          e. Materially increase in any other way the benefits to Optionees.

     8.2 No amendment, suspension, or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under issued Options.

     8.3 The Board may amend the Plan, subject to the limitations cited above, as may be necessary to permit the granting of Incentive Stock Options meeting the requirements of the Code.

     8.4 No Option may be granted during any suspension of the Plan or after termination of the Plan.

                                   ARTICLE IX

                        GOVERNMENT AND OTHER REGULATIONS

     9.0 The obligation of the Company to issue Common Shares for exercised Incentive Stock Options shall be subject to all applicable laws and regulations, including without limitation (i) for citizens of the United States, the Securities Act of 1933 and state securities laws, (ii) for citizens of Canada and other jurisdictions, the securities laws of Canada and other jurisdictions, and (iii) for the Company, the listing maintenance requirements of the NASDAQ markets, or other exchanges or quotation markets.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Option under the Plan, and the grant thereof under the Plan shall not be construed as giving any person the right to be employed by the Company, or to continue any employment with the Company.

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     10.2 PLAN EXPENSES. Any expenses of administering this Plan shall be borne by the Company.

     10.3 USE OF EXERCISE PROCEEDS. Any cash received from exercise of Options shall be used for the general corporate purposes of the Company.

     10.4 FOREIGN NATIONALS. Without amending the Plan, grants may be made to employees of the Company who are foreign nationals or employed outside the United States, or both, on terms and conditions consistent with the Plan's purpose but different from those specified in the Plan as may be necessary or desirable to create equitable opportunities, given differences in tax laws.

     10.5 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit, or proceeding, a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on her or his own behalf.

     10.6 SUBSTITUTE OPTIONS. Options may be granted under this Plan from time to time in substitution for options held by employees of other corporations who become employees of the Company as the result of a merger or the consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company.

     10.7 FORFEITURE FOR CERTAIN ACTS. Notwithstanding anything to the contrary in the Plan, if the Board in good faith finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonesty in the course of her or his employment by the Company or any subsidiary corporation, or has disclosed trade secrets (including but not limited to client lists) of the Company or any subsidiary corporation, then the Optionee shall be terminated from employment and shall forfeit all unexercised Options. The decision of the Board as to the cause of an Optionee's discharge shall be final.


                                   ARTICLE XI

                        INFORMATION DELIVERY REQUIREMENTS

     11.0 In order that the Company complies with its obligations under the securities laws, an Optionee desiring to exercise his or her options will notify

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the Chief Executive Officer or Chief Financial Officer of the Company of his or
her intention, in writing. Such officer shall deliver the following information to the individual: If the Company is filing reports with the Securities and Exchange Commission, copies of the most recently filed annual and interim reports and proxy statement. If the Company is not filing such reports, the information shall consist of audited financial statements for the last fiscal year and unaudited interim financial statements; a summary of current and expected contracts and overall business strategy; a summary of the provisions of or copies of the articles of incorporation and significant business contracts in place; and any other document material to the evaluation of an investment in the Company. Prior to exercise of the Option, the Optionee shall acknowledge receipt of the delivered information in writing.


                                   ARTICLE XII

     DISPOSITION OF STOCK ACQUIRED ON EXERCISE OF AN INCENTIVE STOCK OPTION

     12.1 QUALIFYING DISPOSITION. A disposition of Common Shares acquired by exercise of an Option, where the disposition occurs after two years from the grant of the Option will qualify the receipt of proceeds from disposition as capital gains income, provided that at least one year has elapsed between exercise of the Option and disposition of the Common Shares.

     12.2 DISQUALIFYING DISPOSITION. A disposition of Common Shares acquired by exercise of an option, where the disposition occurs less than two years from the grant of the Option, will disqualify the receipt of proceeds from disposition as capital gains income, such that (a) the receipt of such proceeds will be recognized as compensation income in the calendar year of disposition, equal to the difference between the exercise price and the fair market value of the Common Shares at the time of exercise; and (b) for purposes of calculating capital gains tax on disposition proceeds, the basis shall equal the exercise price plus the amount of compensation income recognized.







                                  ARTICLE XIII

                     SHAREHOLDER APPROVAL AND EFFECTIVE DATE

     13.0 This Plan is effective as of the date of approval by the Board, and must be approved by the shareholders of the Company within 12 months of the date of approval by the Board.

  APPROVED BY THE BOARD OF DIRECTORS AND SHAREHOLDERS AS OF MARCH 11, 1999.

                              ATTACHMENT A TO PLAN

                             STOCK OPTION AGREEMENT

NUMBER OF SHARES: ______   DATE OF GRANT: __________, 200_


     This Stock Option Agreement is made this __ day of _________________, 200__, by and between _________________ ("Optionee") and EASYWEB, INC. a Colorado corporation (the "Company").

          1. Grant of Option. The Company, pursuant to the provisions of the Company's Incentive Stock Option Plan ("Plan"), attached hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to purchase from the Company all or any part of an aggregate of __________ Common Shares, at the purchase price of $________ per Share. All of the terms and provisions of the Plan are incorporated herein by reference.

          In the event of any conflict between this Agreement and the Plan, the Plan shall control.

          2. Exercise. This Option shall be exercisable in whole or in part (in multiples of 1000 Shares, unless for the balance of this Option) on or before ______________, 200__.

          [Add vesting if applicable]

          This Option shall be exercisable by delivery to the Company of a copy of this Stock Option Agreement and a manually signed notice of election to exercise, in the form attached hereto, specifying the number of Shares to be purchased and accompanied by payment of the full purchase price in the manner allowed by the Plan.



         EASYWEB, INC.


         _____________________________
         DAVID C. OLSON     (Date)

                              ATTACHMENT B TO PLAN

                            DATE _____________, 200__

EASYWEB, INC.
6025 S. QUEBEC ST., STE. 150
ENGLEWOOD, CO. 80111

     In accordance with Paragraph 2 of the Stock Option Agreement evidencing the Option granted to me on ___________, ____, I hereby elect to exercise this Option to the extent of ______ Common Shares, by (circle method used):

     1. A cashier's check, certified check, bank draft, or money order payable to order of the Company in an amount equal to the option price; or

     2. My notice to the Company that I intend to exercise in an "immaculate" or "cashless" manner. Please consider my Option exercised to the extent of ______ Common Shares which I am purchasing. Please keep that number of Common Shares underlying the Option which equals (x) the aggregate purchase price of the Common Shares I am purchasing, divided by (y) the Fair Market Value per share on the date you receive this notice of exercise, and issue me a certificate for the number of Common Shares equal to the difference between what I am purchasing and the number of shares you are to keep.

     When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with Schedule I to my Stock Option Agreement, endorsed to show this exercise, at the following address:

                                            ____________________________
                                            ____________________________
                                            ____________________________


                                            Very truly yours,

                                            ______________________________
                                            Optionee Signature

                                            _____________________________
                                            Print Name:
                                            _____________________________

                                   SCHEDULE I

                     [ENDORSED BY COMPANY FOR EACH EXERCISE]

============== ==================== ================= =====================

   Date          Shares Purchased   Payment*          Option Balance
-------------- -------------------- ----------------- ---------------------
-------------- -------------------- ----------------- ---------------------


-------------- -------------------- ----------------- ---------------------
-------------- -------------------- ----------------- ---------------------


-------------- -------------------- ----------------- ---------------------
-------------- -------------------- ----------------- ---------------------


============== ==================== ================= =====================


_____________

* Indicate amount of payment. If payment is by "immaculate" or "cashless" method, as permitted by the Option, attach the calculation sheet to this
Schedule I.